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AIM ImmunoTech Inc.

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AIM ImmunoTech Shareholders Elect All Three Company Director Nominees at 2022 Annual Meeting

OCALA, Fla., November 3, 2022 — AIM ImmunoTech Inc. (NYSE American: AIM) (“AIM” or the “Company”) today announced that shareholders have re-elected all three of the Company’s directors, Stewart L. Appelrouth, Thomas K. Equels and William M. Mitchell, at the Company’s Annual Meeting of Shareholders (the “Annual Meeting”) held today.

AIM issued the following statement:

“We are grateful to our shareholders for their support and engagement. Going forward, we will continue our work to expand on our already significant progress in repurposing our lead drug, Ampligen, into oncology, and positioning the Company to deliver long-term value to shareholders.”

The results announced today have been tabulated and certified by the independent Inspector of Elections. The Company will file the final voting results on a Form 8-K with the Securities and Exchange Commission.

About AIM ImmunoTech Inc.

AIM ImmunoTech Inc. is an immuno-pharma company focused on the research and development of therapeutics to treat multiple types of cancers, immune disorders, and viral diseases, including COVID-19. The Company’s lead product, Ampligen® (rintatolimod) is an immuno-modulator with broad spectrum activity being developed for globally important cancers, viral diseases and disorders of the immune system.

Ampligen is currently being used as a monotherapy to treat pancreatic cancer patients in an Early Access Program (EAP) approved by the Inspectorate of Healthcare in the Netherlands at Erasmus Medical Center and AIM has commenced a Phase 2 clinical study in 2022. The Company also has multiple ongoing clinical trials to evaluate Ampligen as a combinational therapy for the treatment of a variety of solid tumor types both underway and planned at major cancer research centers. Additionally, Ampligen is approved in Argentina for the treatment of severe chronic fatigue syndrome (CFS) and is currently being evaluated in many aspects of SARS-CoV-2/COVID-19 myalgic encephalomyelitis/chronic fatigue syndrome (ME/CFS) and Post COVID Conditions.

For more information, please visit aimimmuno.com and connect with the Company on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The Company’s forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements due to risks, uncertainties and other factors. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, the Company does not undertake any responsibility to update any forward-looking statements to take into account events or circumstances that occur after the date of this press release.

Investor Contacts:

JTC Team, LLC

Jenene Thomas

833-475-8247

AIM@jtcir.com

OR

Morrow Sodali

AIM@investor.MorrowSodali.com

Media Contact:

Longacre Square Partners

Joe Germani / Dan Zacchei

jgermani@longacresquare.com / dzacchei@longacresquare.com